FIRST AMENDMENT TO CUSTODY AGREEMENT


                  This First Amendment to the Custody Agreement (the "First Amendment") dated as of July 20, 1990 among United States Trust Company of New York, a New York Corporation, as custodian (the "Custodian"), Municipal Bond Investors Assurance Corporation (the "Corporation"), Bear Stearns & Co., Inc. and Bear Stearns & Co., Inc., as attorney in fact for Gruntal & Co., Incorporated (collectively, the "Sponsor"), and United States Trust Company of New York or any successor trustee, as trustee (the "Trustee") for various series of the Insured Municipal Securities Trust, Navigator Insured Series, sponsored by the Sponsor (the "Funds"), each such series consisting of one or more underlying separate unit investment trusts.

                                    RECITALS
                  A. The Sponsor wishes to deposit obligations into Funds in addition to the New York Navigator Insured Series.

                  B. Section 12 of the Custody Agreement dated as of January 18, 1990 (the "Original Custody Agreement") among the Custodian, the Corporation, the Sponsor and the Trustee provides that it may be amended with the written consent of the parties thereto. Accordingly, the Custodian, the Corporation, the Sponsor and the Trustee agree as follows:

480255.1

                  1. The definition of "Fund" in the Original Custody Agreement is amended to add "and other Navigator Insured
         Series".

                  2. Upon execution of this First Amendment, all the terms and conditions of the Original Custody Agreement shall remain in full force and effect and be binding upon and enforceable by and against the Custodian, the Corporation, the Sponsor and the Trustee except as such terms and conditions are amended by this First Amendment.

                  3. This First Amendment may be executed in several counterparts, each of which will be an original and all of which together will constitute but one instrument.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be duly executed, in counterparts in its respective name, all as of the date first written above.

                                                     BEAR STEARNS & CO., INC.,
                                                       Sponsor


                                                     By:
                                                        -----------------------
                                                        Managing Director

Attest:


By:_______________________
    Vice President


480255.1
                                       -2-

                                                 UNITED STATES TRUST COMPANY OF
                                                 NEW YORK, Custodian


                                                 By:
                                                    ---------------------------
                                                      Assistant Vice President

Attest:


By:_______________________
    Vice President


                                                 UNITED STATES TRUST COMPANY OF
                                                 NEW YORK, Trustee


                                                 By:
                                                    ---------------------------


Attest:


By:      _________________________
         Assistant Secretary


480255.1
                                       -3-

                                             MUNICIPAL BOND INVESTORS ASSURANCE
                                                CORPORATION


                                             By:
                                                -------------------------------


Attest:


By:      _________________________




480255.1
                                       -4-

                                            BEAR STEARNS & CO., INC.,
                                            Attorney in Fact for Gruntal & Co.,
                                              Incorporated


                                            By:
                                               --------------------------------
                                                 Managing Director



Attest:


By:__________________________
   Vice President



480255.1
                                       -5-